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                                                                     EXHIBIT 5.1

                [Wilson, Sonsini, Goodrich & Rosati letterhead]

                                  July 5, 1995

VLSI Technology, Inc.
1109 McKay Drive
San Jose, California 95131

    RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 of VLSI Technology, Inc. (the "Company") to be filed with the Securities and Exchange Commission (the "Commission") on July 5, 1995 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,613,636 shares of the Company's Common Stock, $0.01 par value (the "Shares"), issuable to Bear, Stearns & Co. Inc. and Hambrecht & Quist LLC (collectively, the "Purchasers") upon conversion of the outstanding 7% Convertible Subordinated Debentures due 2012 ("Debentures") or under the Standby Agreement dated as of July 5, 1995 between the Company and the Purchasers. Issuance of the Shares is contemplated in connection with the underwritten call of the Debentures for redemption. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the issuance of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit the issuance of the Shares to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued in the manner referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                          Sincerely,
                                          /s/ WILSON, SONSINI, GOODRICH & ROSATI

                                          WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation